UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2011

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Echelon Corporation (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 24, 2011. Of the 42,099,339 shares of Company common stock entitled to vote at the meeting, 37,723,954 shares, representing approximately 89.6% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of three Class A directors to serve for a term of three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Kenneth Oshman	22,832,328	3,280,233	11,611,393
Ronald A. Sege	22,872,779	3,239,782	11,611,393
Larry W. Sonsini	20,367,741	5,744,820	11,611,393

Based on the votes set forth above, the three Class A director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
37,392,573	303,342	28,039	(0)

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was duly ratified.

Proposal 3: Approval, by non-binding vote, of executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,201,038	2,851,255	60,268	11,611,393

Based on the non-binding votes set forth above, the Company’s compensation for its named executive officers was duly approved.

Proposal 4: Recommendation, by non-binding vote, of the frequency of the non-binding vote on executive compensation:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
17,837,959	85,508	8,143,931	45,163	11,611,393

Based on the non-binding votes set forth above, the recommendation was made to hold the non-binding vote on executive compensation every three years. In accordance with the results of the advisory vote, the Board of Directors has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: May 25, 2011